FORM F-4
                                 Exhibit 5.1

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                                                                   EXHIBIT 5.1



                        SIDLEY AUSTIN BROWN & WOOD LLP


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                              September 20, 2002


Lykes Lines Limited, LLC
TMM Lines Limited, LLC
401 East Jackson Street
Suite 3300
Tampa, Florida 33602

CP Ships (UK) Limited
62-65 Trafalgar Square
London  WC2N 5DY
United Kingdom

                  Re:      Lykes Lines Limited, LLC
                           TMM Lines Limited, LLC
                           CP Ships (UK) Limited
                           Registration Statement on Form F-4
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Lykes Lines Limited, LLC, a limited liability company organized under the laws of the State of Delaware ("Lykes Lines"), TMM Lines Limited, LLC, a limited liability company organized under the laws of the State of Delaware ("TMM Lines"), and CP Ships (UK) Limited, a company organized under the laws of England and Wales ("CP Ships
(UK)" and, together with Lykes Lines and TMM Lines, the "Guarantors"), in connection with the public offering of up to $200,000,000 aggregate principal amount of 103/8% Senior Notes due 2012 (the "Exchange Notes") of CP Ships Limited, a New Brunswick corporation ("CP Ships"). The Indenture, dated as of July 3, 2002 (the "Indenture"), by and among CP Ships, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by Lykes Lines (the "Lykes Lines Guarantee"), by TMM Lines (the "TMM Lines Guarantee") and by CP Ships (UK) (the "CP Ships UK Guarantee" and, together with the Lykes Lines Guarantee and the TMM Lines Guarantee, the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 103/8% Senior Notes due 2012 of CP Ships (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated July 3, 2002 (the "Registration Rights Agreement"), by and among CP Ships, the Guarantors, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

Lykes Lines Limited, LLC
TMM Lines Limited, LLC
CP Ships (UK) Limited
September 20, 2002


         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1. the combined registration statement on Form F-10 and Form F-4 relating to the Exchange Notes and the Guarantees being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement");

2.   an executed copy of the Registration Rights Agreement;

3. an executed copy of the Indenture, including the terms and provisions of the Guarantees;

4.   the Certificate of Formation of Lykes Lines;

5.   the Certificate of Formation of TMM Lines;

6.   the Limited Liability Company Agreement of Lykes Lines;

7.   the Limited Liability Company Agreement of TMM Lines;

8. certain resolutions adopted by the members of the board of managers of Lykes Lines and the board of managers of TMM Lines, respectively, relating to the Exchange Offer, the Indenture, the issuance of the Lykes Lines Guarantee, the TMM Lines Guarantee and related matters;

9. the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

10.  the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. With respect to the CP Ships (UK) Guarantee, we have relied exclusively as to matters governed by English law upon the attached opinion letter of Sidley Austin Brown & Wood, London, United Kingdom (the "English Law Opinion").

Lykes Lines Limited, LLC
TMM Lines Limited, LLC
CP Ships (UK) Limited
September 20, 2002


         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein and in the English Law Opinion, we are of the opinion that, (i) the Lykes Lines Guarantee will constitute a valid and binding obligation of Lykes Lines, enforceable against Lykes Lines in accordance with its terms; (ii) the TMM Lines Guarantee will constitute a valid and binding obligation of TMM Lines, enforceable against TMM Lines in accordance with its terms; and (iii) the CP Ships (UK) Guarantee will constitute a valid and binding obligation of CP Ships (UK), enforceable against CP Ships (UK) in accordance with its terms; except, in the case of clauses (i), (ii) and (iii), to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in each case when (a) the Registration Statement, as finally amended, shall have become effective under the Act; (b) the Guarantees shall have been duly executed and delivered by the Guarantors; and (c) the Exchange Notes shall have been duly executed and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the Exchange Offer.

         Our opinion set forth herein is limited to the Act, the Delaware Limited Liability Company Act, the laws of England and Wales and the laws of the State of New York.

         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,


                                          /s/Sidley Austin Brown & Wood LLP



                                      3

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                        SIDLEY AUSTIN BROWN & WOOD

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                                                             20 September 2002

CP Ships (UK) Limited
62-65 Trafalgar Square
London WC2N 5DY
United Kingdom


Dear Sirs,

                             CP Ships (UK) Limited
                      Registration Statement on Form F-4
                      ----------------------------------

Introduction

1. We have been asked by our client, CP Ships (UK) Limited, a company organised under the laws of England and Wales ("CP Ships (UK)"), to provide this opinion in connection with the public offering of up to $200,000,000 aggregate principal amount of 103/8% Senior Notes due 2012 (the "Exchange Notes") of CP Ships Limited, a New Brunswick, Canada, corporation ("CP Ships"). Pursuant to the Indenture, dated as of 3 July 2002 (the "Indenture"), by and among CP Ships, CP Ships (UK), Lykes Lines Limited, LLC ("Lykes Lines"), TMM Lines Limited, LLC ("TMM Lines") and The Bank of New York, as Trustee, the Exchange Notes will be stated on their face to be guaranteed by Lykes Lines, TMM Lines and CP Ships (UK) (the guarantee by CP Ships (UK) being the "English Guarantee") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 103/8% Senior Notes due 2012 of CP Ships (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated 3 July 2002 (the "Registration Rights Agreement"), by and among Lykes Lines, TMM Lines, CP Ships (UK), CP Ships, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

2. For the purposes of giving this opinion, we have examined only the documents listed in Schedule 1 to this letter (the "Opinion Documents"). Headings and sub-headings in this opinion are for ease of reference only, and do not affect its interpretation.

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20 September 2002

3. This opinion is limited to English law as applied by the English courts at the date of this opinion and is given on the basis that it will be governed by and construed in accordance with English law as at the date of this opinion. We express no opinion as to the laws of any jurisdiction other than England and Wales or European Community law as it affects a jurisdiction other than England and Wales. For the purpose of this opinion, we have made no investigation of any other laws relevant to the transactions contemplated by the English Guarantee. We express no opinion in relation to United Kingdom tax matters.

Assumptions

4. In considering the opinion documents and rendering this opinion, we have, with your consent and without further enquiry, assumed:

     Veracity and bona fides

     (a) the genuineness of all signatures on, and the authenticity and completeness of, each of the Opinion Documents (whether originals or copies);

     (b) the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

     (c) the truth, accuracy and completeness of all statements in the written resolutions of the board of directors of CP Ships (UK) dated 26 June 2002;

     Corporate power, authorisation and execution

     (d) that none of the written resolutions of the board of directors of CP Ships (UK) dated 26 June 2002, have been revoked or varied, and that all such resolutions remain in full force and effect;

     (e) that all directors' interests were declared in accordance with the provisions of the articles of association of CP Ships (UK) at all relevant meetings of the board of directors of CP Ships (UK) in relation to the matters covered by the written resolutions of the board of directors of CP Ships (UK) dated 26 June 2002;

     (f) that the Indenture (including the giving of the English Guarantee and the indemnities set out in the Indenture) is in furtherance of the objects of the Company as authorised by the memorandum of association of the Company and is to the commercial advantage, and in the interests, of CP Ships (UK);

     Searches of public registers

     (g) that the information disclosed by our searches (made on our behalf by RM Information Consultants Limited) on 2 July and 20 September 2002 (in relation to CP Ships (UK)) at the Companies Registration Office and our oral enquiry of the Central Registry of Winding-Up Petitions on 20 September 2002 (in relation to CP Ships (UK)) was then accurate and has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the

                                      2

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20 September 2002


          information available at the time of our searches and that such oral enquiry did not fail to elicit any material information;

     Financial assistance

     (h) that, at the time CP Ships (UK) entered into the Indenture, no person was acquiring or proposing to acquire shares in CP Ships
          (UK); and

     (i)  that, at the time CP Ships (UK) entered into the Indenture, either:

          (i) no person had acquired shares in CP Ships (UK) and incurred liability (including as such expression is explained in Section 152(3)(a) of the Companies Act 1985, the "Act") for the purpose of such acquisition which was still outstanding; or

          (ii) if a person had acquired shares in CP Ships (UK) and incurred such a liability, the entering into of any of the Indenture was not for the purpose of reducing or discharging such liability (including as such expression is explained in Section 152(3) of the Act).

Opinion

5    On the basis of the foregoing assumptions, we are of the following opinion:

     Incorporation

     (a) CP Ships (UK) was duly incorporated under the Companies Acts 1948 to 1981 as a limited company on 8 February 1985 and is validly existing as a company under the laws of England and Wales;

     Power

     (b) CP Ships (UK) has all requisite corporate power and authority to execute, deliver and perform its obligations under the English Guarantee;

     Authorisation

     (c)  the English Guarantee has been duly authorised by CP Ships (UK);

     Contravention

     (d) the execution and delivery by CP Ships (UK) of, and the performance by CP Ships (UK) of its obligations under, the English Guarantee will not contravene any provision of applicable English law or the memorandum or articles of association of CP Ships (UK); and

     Consents

     (e) no consent, approval, authorisation or order of, or qualification with, any English governmental body or agency is required for the performance by CP Ships (UK) of its obligations under the English Guarantee.

                                      3

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20 September 2002

Qualifications

6.   Our opinion is subject to the qualifications set out below.

     Searches of public registers

     (a) The searches at the Companies Registration Office referred to in paragraph 4(g) above are not conclusively capable of revealing whether or not:

          (i) a winding-up order has been made in respect of a company or a resolution passed for the winding-up of a company; or

          (ii)  an administration order has been made in respect of a company;
                or

          (iii) a receiver, administrative receiver, administrator or liquidator has been appointed in respect of a company,

          as notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the public microfiche of the relevant company immediately. In addition, those searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented and there may be no requirement to file notice of the passing of a resolution for winding-up on other matters in respect of foreign proceedings.

     (b) The enquiries at the Central Registry of Winding-up Petitions referred to in paragraph 4(g) above relate only to a compulsory winding-up and is not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made. We have not made enquiries of any County Court as to whether a petition for the appointment of an administrator has been presented to, or an administration order has been made by, any County Court.

     Insolvency

     (c) The obligations of the parties under the English Guarantee will be subject to any law from time to time in force relating to insolvency, bankruptcy, administration, reorganisation, liquidation or any other law or legal procedure affecting generally the enforcement of creditors' rights.

Benefit of opinion

7. We hereby consent to the filing of this opinion with the Securities and Exchange Commission of the United States (the "Commission). In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 of the United States or the rules and regulations of the Commission under such Act.

                                      4

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20 September 2002

8. This letter is addressed to you solely for your benefit as the guarantor under the English Guarantee and, except with our prior written consent (and save as provided in paragraph 7 above), is not to be transmitted or disclosed to or used by any other person or for any other purpose. Save as set out in paragraph 7 above, this letter may not be relied upon by any other person nor quoted or referred to in any public document nor filed with any governmental agency without our prior written consent.

Yours faithfully

/s/Sidley Austin Brown & Wood



                                      5

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20 September 2002

                                  Schedule 1

                              Documents Reviewed

1.   Indenture

2.   Registration Rights Agreement

3.   Certificate of Incorporation of CP Ships (UK)

4.   Certificates of Incorporation on Change of Name of CP Ships (UK)

5.   Written resolutions of the directors of CP Ships (UK) dated 26 June 2002

6. Memorandum and Articles of Association of CP Ships (UK) filed at the Companies Registry as shown by the searches dated 2 July and 20 September 2002.


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